UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2005 (June 13, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 13, 2005, Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase a portfolio of five office buildings located in Texas, Oregon and California (collectively referred to as the “Western Office Portfolio”) from Aptus Office Investments, LLC, an unaffiliated third party. The Western Office Portfolio consists of the following office buildings:

•	a three-story office building located in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 rentable square feet located on approximately ten acres of land;

•	a three-story office building located in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 rentable square feet located on approximately six acres of land;

•	a three-story office building located in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 rentable square feet located on approximately nine acres of land;

•	a two-story office building located in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 rentable square feet located on approximately six acres of land; and

•	a two-story office building located in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 rentable square feet located on approximately two acres of land.

The contract purchase price for the Western Office Portfolio is $96,500,000, excluding closing costs. We made earnest money deposits totaling $2,000,000 on June 13, 2005. An additional earnest money deposit of $2,000,000 is expected to be paid on or around July 5, 2005.

The consummation of the purchase of the Western Office Portfolio is subject to substantial conditions. Our decision to consummate the acquisition of the Western Office Portfolio will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of the Western Office Portfolio. At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating the Western Office Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid for the properties, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rates at each of the properties in the Western Office Portfolio are comparable to market rates. We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed. Each of the buildings in the Western Office Portfolio will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership considered any other factors materially relevant to the decision to acquire these properties.

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Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

  The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Purchase and Sale Agreement by and between Aptus Office Investments, LLC and Harvard Property Trust, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 17, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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